March 30, 2020

FOR IMMEDIATE RELEASE

Mobivity Announces 41% Revenue Increase for Fourth Quarter of 2019

Recurring Revenue Run-Rate of $12.3 Million; Expansion of agreement with largest customer supports expectations for continued growth, margin expansion, in 2020

PHOENIX, AZ – March 30, 2020 – Mobivity Holdings Corp. (OTCQB:MFON), maker of the award-winning Recurrency platform that increases customer visits and spend in restaurants, retail and personal care brands, today announced financial results for the fourth quarter (“Q4”) and full year ending December 31, 2019.

2019 Key Performance Metrics

•Q4 2019 Revenues increased 41% to $2.7 million compared to $1.9 million in Q4 2018.

•Net loss narrowed by 40.5% to $(2.5) million compared to $(4.2) million in Q4 2018.

•Full year 2019 revenues of $10.1 million compared to $11.6 million in 2018

•2019 net loss, inclusive of $1 million in non-recurring legal fees, of $(8.8) million compared to $(7.2) million in 2018

•Executed an expanded five-year agreement on December 31st, 2019 with its largest customer to add an additional $2.5 million in annual recurring revenues.

•Sales pipeline increased to more than $10 million in annual recurring revenues including opportunities in new verticals including the grocery, convenience store, and online entertainment markets.

Dennis Becker, Mobivity Chairman and CEO, commented, “Our strong momentum from the fourth quarter carried into 2020 by winning a $2.5 million expanded contract with our largest customer resulting in an increased annual recurring run rate of more than $12 million to start the year. Additionally, an accelerating sales pipeline in the fourth quarter, including expansion into new verticals, leads us to believe that growth is achievable throughout 2020 despite the Coronavirus situation. We expect to see a variety of industries adjust their operating models to telecom-based methods for engaging consumers, workers, medical patients, and more. We also expect margins, which were diminished in 2019 due to our customers’ trial usage of advanced SMS and multimedia mobile messaging services, will begin to normalize and increase cash flows.”

Mr. Becker continued, “Our largest customers in the QSR market have historically generated the majority of their business through takeout, drive thru, and delivery sales which has provided some insulation to the growing prohibition to in-store dining in the restaurant space. We’re also seeing accelerating demand for our mobile messaging and receipt solutions to cover an increasing gap created by the absence of national advertising channels such as live sports and entertainment. Our strategy for the remainder of the year is to aggressively support our existing and prospective QSR customers with driving off premise sales while

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expanding into the convenience store and grocery markets where rapid growth is resulting from the unique global Coronavirus situation. While we’ve historically invested heavily in research and product development, we believe our Recurrency platform is well equipped to support material growth and our operating plan can transition to positive cash flows as we navigate the dynamics of this rapidly evolving market.”

Consolidated Financial Summaries

Conference Call

Mobivity will host a conference call at 4:30 p.m. ET on March 30, 2020.

Conference Call Information:

Date: Monday, March 30, 2020

Time: 4:30 P.M. Eastern Time (ET)

Dial in Number for U.S. Callers: 1-877-705-6003

Dial in Number for International Callers: 1-201-493-6725

Please Reference Conference ID: 13700252

The call will also be accompanied live by webcast over the Internet and accessible at

A replay will be available for two weeks starting on March 30, 2020 at approximately 7:30 p.m. ET. To access the replay, please dial 1-844-512-2921 in the U.S. and 1-412-317-6671 for international callers. The conference ID# is 13700252. The replay will also be available on the Company’s website under the investor relations section.

Mobivity Holdings Corp.
Consolidated Balance Sheets

	December 31, 2019		December 31, 2018	
ASSETS				
Current assets				
Cash	$	273,599	$	554,255
Accounts receivable, net of allowance for doubtful accounts of $88,071 and $10,104, respectively		614,726		601,658
Contracts receivable, current		526,948		578,869
Other current assets		601,749		736,309
Total current assets		2,017,022		2,471,091
Goodwill		496,352		537,550
Right to use lease assets		260,645		-
Intangible assets, net		1,762,211		1,781,448
Contracts receivable, long term		1,260,371		2,113,823
Other assets		67,787		527,146
TOTAL ASSETS	**$**	**5,864,388**	**$**	**7,431,058**
LIABILITIES AND STOCKHOLDERS' EQUITY				
Current liabilities				
Accounts payable	$	3,256,888	$	1,731,628
Accrued interest		35,292		9,167
Accrued and deferred personnel compensation		244,953		350,311
Deferred revenue and customer deposits		440,309		1,956,938
Related party notes payable, net - current maturities		140,700		131,392
Notes payable, net - current maturities		540,576		1,148,198
Other current liabilities		566,808		723,636
Total current liabilities		5,225,526		6,051,270
Non-current liabilities				
Notes payable, net - long term		1,567,529		194,328
Other long term liabilities		785,678		860,500
Total non-current liabilities		2,353,207		1,054,828
Total liabilities		7,578,733		7,106,098
Commitments and Contingencies				
Stockholders' equity				
Common stock, $0.001 par value; 100,000,000 shares authorized; 51,380,969 and 45,998,053, shares issued and outstanding		51,381		45,998
Equity payable		100,862		100,862
Additional paid-in capital		94,781,738		88,008,473
Accumulated other comprehensive income		8,780		4,759
Accumulated deficit		(96,657,106)		(87,835,132)
Total stockholders' equity		(1,714,345)		324,960
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	**$**	**5,864,388**	**$**	**7,431,058**

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Non-GAAP Measurements

This press release includes certain financial information which constitutes "non-GAAP financial measures" as defined by the SEC. A full reconciliation of the non-GAAP measures to GAAP can be found in the tables of today's press release. Non-GAAP adjusted net income is supplemental to results presented under accounting principles generally accepted in the United States of America ("GAAP") and

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may not be comparable to similarly titled measures presented by other companies. These non-GAAP measures are used by management to facilitate period-to-period comparisons and analysis of Mobivity's operating performance and liquidity. Management believes these non-GAAP measures are useful to investors in trending, analyzing and benchmarking the performance and value of Mobivity's business. These non-GAAP measures should be considered in addition to, but not as a substitute for, other similar measures reported in accordance with GAAP.

About Mobivity

Brick and mortar stores struggle to manage customer connections in a digital world. Mobivity provides a platform to connect national restaurants, retailers, personal care brands and their partners with customers to increase retention, visits, and spend. Mobivity’s re•currency suite of products increases customer engagement and frequency by capturing detailed POS transaction records, analyzing customer habits, and motivating customers and employees through data-driven messaging applications and rewards. For more information about Mobivity, visit www.mobivity.com or call (877) 282-7660.

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Forward Looking Statement

This press release contains forward-looking statements concerning Mobivity Holdings Corp. within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements include statements regarding the benefits of recent additions to the Company’s management team; the Company’s expectations for the growth of the Company's operations and revenue; and the advantages and growth prospects of the mobile marketing industry. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, our ability to successfully integrate our recent additions to management; our ability to develop the sales force required to achieve our development and revenue goals; our ability to raise additional working capital as and when needed; changes in the laws and regulations affecting the mobile marketing industry and those other risks set forth in Mobivity Holdings Corp.'s annual report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 30, 2020. Mobivity Holdings Corp. cautions readers not to place undue reliance on any forward-looking statements. Mobivity Holdings Corp. does not undertake, and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Investor Relations Contact:

Lynn Tiscareno • Chief Financial Officer, Mobivity
(877) 282-7660

Brett Maas • Managing Partner, Hayden IR
brett@haydenir.com • (646) 536-7331

55 North Arizona Place, Suite 310, Chandler, AZ 85225